UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Transocean Partners LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 14, 2016

Dear Common Unitholder:

We previously sent you proxy materials for Transocean Partners LLC special meeting of common unitholders, which will be held on November 11, 2016, in connection with the proposed merger whereby Transocean Ltd. will acquire all of the common units of Transocean Partners LLC it does not already own.  Your Board of Directors unanimously recommends that you vote FOR the proposal to approve the merger agreement and the merger.

Your vote is important, no matter how many or how few common units you may own.  If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, to ensure that your common units are represented at this important meeting.

Sincerely,

Kathleen S. McAllister

President, Chief Executive Officer and Chief Financial Officer

REMEMBER:

You can vote your common units by telephone or via the Internet.

Please follow the simple instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your common units, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

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